SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                        --------------------------------


                                    Form 8-K

                                 Current Report
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 7, 1997

                     INTERDIGITAL COMMUNICATIONS CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


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         PENNSYLVANIA                     1-11152                      23-1882087
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(State or Other Jurisdiction of         (Commission                (I.R.S. Employer
 Incorporation or Organization)          file number)           Identification Number)
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           781 Third Avenue, King of Prussia, Pennsylvania 19406-1409
                    (Address of principal executive offices)

                                 (610) 878-7800
              (Registrant's telephone number, including area code)



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Item 5. Other Events.

         The following material is being disseminated to registered holders of the Company's Common Stock, par value $.01, among others, contemporaneously herewith.

To Our Shareholders:

         As we enter our second fiscal quarter, we want to continue our series of letters to update you on progress we are making on our business agenda for the year and the execution of our longer term strategy.

         As you know, our strategy is to pursue aggressively the global wireless market through TDMA and B-CDMA(TM) products and technology we are currently selling and developing and by strengthening our revenue and earnings stream through licensing and alliance agreements. In 1997, we are focused on:

         *Increasing our order backlog for UltraPhone(R) systems and decreasing the cost of the product line to improve margins;
         *Continuing the development of the B-CDMA technology with our alliance partners, Siemens and Samsung;
         *Establishing new licensing and alliance agreements;
         *Maintaining our current financial condition.

Progress on Broadband Code Division Multiple Access(TM) Technology Development

         In the first quarter, our most dramatic accomplishments were the major steps we took in the development of our B-CDMA technology. We successfully demonstrated the technology with live over-the-air phone calls using the air interface for the wireless local loop system at a major trade fair in Germany and, a week later, at another trade fair in South Africa. We completed calls in the exhibit halls and linked with long line carriers to place calls between Europe and the U.S. at ISDN rates. As part of that demonstration, we unveiled the hardware for the B-CDMA technology based TrueLink(TM) wireless local loop system, including the ASIC, which is the engine for the air interface.

         This is a giant step for us and we are very proud of what our B-CDMA development team has accomplished. We have been working on this remarkable technology for several years and we have now reached the point where we can demonstrate to operators and producers around the world that the technology works successfully. Current and potential customers are very enthusiastic about the demonstration and the broad capabilities which the B-CDMA technology offers to them and their retail telephone subscribers. By reaching this important milestone, we are currently on track to commercialize B-CDMA products in the first half of 1998. Given that timetable, we anticipate initial revenue for InterDigital from the sale of B-CDMA based systems


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late that year.

         There are two reasons that our progress on B-CDMA technology development is important to you. First, as an investor, you can have confidence we are successfully developing a technology which is attractive to potential licensees and alliance partners and which will give us a powerful competitive weapon as we compete for a large share of the global wireless local loop market. The market is huge. Conservative market analysts estimate its size at $100--$200 billion. The potential future revenue stream for us from the sale of B-CDMA products and ASICs, and royalties from sales made by our alliance partners, is significant.

         Second, as a user of telecommunications services, you can share our excitement about what the technology will do for our customers. It will enable them to give their subscribers (small and large businesses and people like you and me) a remarkable set of capabilities. With B-CDMA technology, users will be able to carry on a voice conversation (with wireline quality voice), send large amounts of data at high speeds, fax information quickly, access the internet, and hold a video conference, all in the same transmission and all in a wireless format. Our B-CDMA wireless local loop system will interface with standard wiring, telephones, computers and fax machines which users have in their homes or offices and, once it is available, can be put in service quickly. This is truly a breakthrough in telecommunications technology.

         With our alliance partners, Siemens and Samsung, we are now actively marketing the capabilities of B-CDMA technology around the world. We expect it to be an attractive product for telecommunications companies serving both developing and developed nations.

         Siemens is planning to make B-CDMA wireless local loop products at its factory in Berlin, Germany and Samsung is planning its production for its Kumi, Korea, plant. Both companies are preparing their factories for production now so that they will be ready to meet production needs in 1998. With our partners, we are preparing for field trials in Europe, Asia, and the United States late this year and early in 1998. Samsung has indicated it plans to conduct field trials in China. We just announced our first potential U.S. field trial site in New England, with Worldwide Wireless, Inc. We're excited about the opportunity to test and demonstrate the B-CDMA technology in a field setting in the United States.

         We expect to generate revenue streams from B-CDMA technology in several ways:

         *The sale of ASICs to our alliance partners for the wireless local loop systems they will produce;
         *The sale of ASICs, as the product evolves, to other companies who want to build B-CDMA technology into their computers, personal digital assistants, and handsets;
         *The sale of demonstration units and field trial units to our partners; *Royalties from our partners as they sell wireless local loop systems around the world;
         *The sale of B-CDMA modems which will be used in those systems; and *The direct sale of systems to InterDigital customers.



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         We have already sold ASICs to Samsung for its pre-production use, and we are selling demonstration units to both of our partners to support their sales and marketing initiatives. We expect additional revenues this year as we deliver more ASICs and field trial units to our partners.

         Progress on the UltraPhone product line

         There is also important news about our current product line, the UltraPhone system. During the first quarter, we completed our most recent order for our customer in the Philippines and shipped a substantial number of systems to our customer in Indonesia. We anticipate completing that order during the second quarter. We are now planning to begin shipping our Pakistani order in the fourth quarter of this year, subject to completion of adequate financing and the final provision of radio frequencies. We also began a new relationship with a second customer in Indonesia which we believe has good potential for substantial future orders. We are involved in new business proposals for wireless local loop systems in more than 10 countries and we expect new orders for UltraPhone systems as this year progresses.

         We have recently made good progress in cost reduction and margin improvement. Gross margins are improved and will be positive in the first quarter. Productivity and the yield in our factory are up significantly thanks to design changes, process improvements, and quality enhancements we have made. We have strong engineering, manufacturing and purchasing teams working on continuous improvements to the UltraPhone systems and we expect to achieve profitability on the product line for the first time in 1998.

         We are working hard to establish new licensing and alliance relationships with telecommunications companies around the world. We are now in discussions with a broad range of companies regarding the licensing of our technology. These discussions take time, but we are enthusiastic about the interest expressed by a number of prominent companies.

         We are concentrating on maintaining a solid financial condition throughout the year. We began the year with about $55 million in cash. Revenues this year will be generated principally from the sale and delivery of UltraPhone systems, and we are working hard to augment them with cash flow from new licensing and alliance agreements and other sources. That additional revenue is essential if we are to maintain our cash position during the year. We are committed to sound asset management with the objective of furthering investment in new technology development and preparing for future growth. We also benefit from the continuing involvement and support of our alliance partners, who are committed to support both B-CDMA technology development and worldwide marketing of UltraPhone systems.

         Thanks for your continuing support.

         Sincerely,


         Harry Campagna, Chairman            Greg Webb, Chief Executive Officer


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         This letter contains forward-looking statements reflecting the
Company's current beliefs or expectations as to the Company's objectives, growth, revenue and earnings potential, operating margins, cash position and product developments, as well as to its alliance partners' plans and product developments and industry market share and growth potential. Such statements are subject to risks and uncertainties. The following factors, as well as other risks detailed from time to time in the Company's SEC filings including its Form 8-K filed January 22, 1997 and Form 10-K for 1996, could cause the Company's actual results to differ materially from the results expressed in any forward-looking statements: failure to enter into additional alliances or inadequacy or failure of alliance partners to meet company expectations, inability to decrease product costs, difficulties or delays in the development, production, commercialization, or sale of the Company's products, price or product competition, failure to enter into new or enforce existing license agreements, inability to secure adequate funds for product development and operations, research and development and litigation costs, and failure of the wireless marketplace to develop as forecasted due to technical, regulatory and other factors. The Company undertakes no obligation to update these forward-looking statements to reflect events occuring after this date.




                                    SIGNATURE
              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERDIGITAL COMMUNICATIONS CORPORATION


         Date: April 7, 1997             By: /s/ Gregory E. Webb
                                             -------------------
                                             Gregory E. Webb
                                             Chief Executive Officer